SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Earliest Event Reported: January 9, 2001



                               USDATA CORPORATION

             (Exact name of registrant as specified in its charter)


         Delaware                       000-25936                75-2405152
-------------------------------      -----------------       ------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)


2435 N. Central Expressway, Richardson, Texas               75080-2722
---------------------------------------------       ---------------------------
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code (927) 680-9700


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ITEM 5.           OTHER EVENTS.
                  ------------

         On November 29, 2000, the Company received a Nasdaq Stock Market ("Nasdaq") Staff Determination that the Company was not in compliance with the minimum stock market capitalization of $50,000,000 required by Marketplace Rule 4450(b)(1)(A). On January 2, 2001, the Company received a Nasdaq Staff Determination that the Company did not meet a 30 day grace period provided by Nasdaq to regain compliance with this Rule. The Nasdaq Staff Determination in the November 29, 2000 and January 2, 2001 letters also included a statement that as of the Nasdaq determination dates, the Company is not in compliance with the maintenance standards set forth in alternate Marketplace Rules. The alternate Marketplace Rules require that the Company maintain a minimum of $4,000,000 in net tangible assets as set forth in Marketplace Rule 4450(a)(3), maintain a minimum bid price of its common stock of at least $1.00 per share as set forth in Marketplace Rule 4450(a)(5) and maintain certain other requirements. As a result, the Company's securities are subject to delisting from the Nasdaq National Market.

         The Nasdaq has notified the Company that, absent a successful appeal by the Company, its common stock will be removed from listing on the Nasdaq National Market. The Company has requested a hearing from a Nasdaq Listing Qualifications Panel to review the Staff Determination, and has been advised by Nasdaq that, pending completion of the appeal process, its stock will continue to be listed on the Nasdaq National Market. The Company expects the hearing to be scheduled for a date within 45 days.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

99.1              Press Release dated January 9, 2001




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 9, 2001


                                           USDATA CORPORATION


                                           By: /s/ Robert A. Merry
                                              --------------------
                                              Name:  Robert A. Merry
                                              Title: Chief Executive Officer



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                                  EXHIBIT INDEX


                                                                 Sequentially
Exhibit                                                            Numbered
 No.                           Exhibit Description                  Page


99.1                    Press Release dated January 9, 2001           1






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